As filed with the Securities and Exchange Commission on December 30, 1996

                                                               File No. 811-8422


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                       SECURITIES AND EXCHANGE COMMISSION

                             WASHINGTON, D.C. 20549

                              --------------------


                                    FORM N-1A

                             REGISTRATION STATEMENT

                                      UNDER

                       THE INVESTMENT COMPANY ACT OF 1940

                                 Amendment No. 3

                              GLOBAL MANAGERS TRUST
                              ---------------------
             (Exact Name of the Registrant as Specified in Charter)

                               Elizabethan Square
                                  P.O. Box 1984
                            George Town, Grand Cayman
                               Cayman Islands, BWI
                    (Address of Principal Executive Offices)

       Registrant's Telephone Number, including area code: (809) 949-6644


                           Lawrence Zicklin, President
                              Global Managers Trust
                           605 Third Avenue, 2nd Floor
                          New York, New York 10158-0180

                            Arthur C. Delibert, Esq.
                           Kirkpatrick & Lockhart LLP
                   1800 Massachusetts Avenue, N.W., 2nd Floor
                            Washington, DC 20036-1800

                   (Names and Addresses of agents for service)


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




                                EXPLANATORY NOTE


         This Registration Statement is being filed by the Registrant pursuant to Section 8(b) of the Investment Company Act of 1940, as amended ("1940 Act"). However, beneficial interests in the series of the Registrant are not being registered under the Securities Act of 1933, as amended ("1933 Act"), because such interests are issued solely in private placement transactions that do not involve any "public offering" within the meaning of Section 4(2) of the 1933 Act. Investments in the Registrant's series may be made only by regulated investment companies, segregated asset accounts, foreign investment companies, common trust funds, group trusts, or other investment arrangements, whether organized within or without the United States (excluding individuals, S corporations, partnerships, and grantor trusts beneficially owned by any individuals, S corporations, or partnerships). This Registration Statement, as amended, does not constitute an offer to sell, or the solicitation of an offer to buy, any beneficial interests in any series of the Registrant.

                                     PART A


         Responses to Items 1 through 3 and 5A have been omitted pursuant to paragraph 4 of Instruction F of the General Instructions to Form N-1A.

         Responses to certain Items required to be included in Part A of this Registration Statement are incorporated herein by reference from Post-Effective Amendment No. 76 to the Registration Statement of Neuberger & Berman Equity Funds ("Equity Funds") (1940 Act File No. 811-582, EDGAR Accession No. 0000898432-96-000525), as filed with the Securities and Exchange Commission on December 5, 1996 ("Spoke Registration Statement"). Part A of the Spoke
Registration Statement ("Spoke's Part A") includes the joint prospectus of Neuberger & Berman International Fund, a feeder fund that invests in a series of the Registrant, and the other series of Equity Funds, each of which invests in a master fund that is a series of Equity Managers Trust.

Item 4.  General Description Of Registrant.
-------  ----------------------------------

         Global Managers Trust ("Trust") is a diversified, no-load, open-end management investment company that was organized as a trust under the laws of the State of New York pursuant to a Declaration of Trust dated March 18, 1994.

         Beneficial interests in the Trust are divisible into separate subtrusts or "series," each having a distinct investment objective and distinct investment policies and limitations. The Trust currently has one series, Neuberger & Berman International Portfolio ("Portfolio"). The assets of the Portfolio belong only to the Portfolio, and the liabilities of the Portfolio are borne solely by the Portfolio and no other.

         Beneficial interests in the Portfolio are issued solely in private placement transactions that do not involve any "public offering" within the meaning of Section 4(2) of the 1933 Act. Investments in the Portfolio may be made only by regulated investment companies, segregated asset accounts, foreign investment companies, common trust funds, group trusts, or other investment arrangements, whether organized within or without the United States (excluding individuals, S corporations, partnerships, and grantor trusts beneficially owned by any individuals, S corporations, or partnerships). This Registration Statement, as amended, does not constitute an offer to sell, or the solicitation of an offer to buy, any "security" within the meaning of the 1933 Act.

          Neuberger & Berman Management Incorporated ("N&B Management") serves as the investment manager and Neuberger & Berman, LLC serves as the sub-adviser of the Portfolio.

         Information on the Portfolio's investment objective, the kinds of securities in which the Portfolio principally invests, other investment practices of the Portfolio, and risk factors associated with investments in the Portfolio is incorporated herein by reference from the section entitled "Investment Programs" in the Spoke's Part A (in particular, the introduction thereto and the subsections entitled "Neuberger & Berman International Portfolio," "Short-Term Trading; Portfolio Turnover," "Borrowings" and "Other Investments"). An explanation of certain types of investments made by the Portfolio is incorporated herein by reference from the section entitled "Description of Investments" in the Spoke's Part A. Additional investment techniques, features, and limitations concerning the Portfolio's investment program are described in Part B of this Registration Statement.

Item 5.  Management Of The Portfolio.
-------  ----------------------------

         A description of how the business of the Trust is managed in incorporated herein by reference from the section entitled "Management and Administration" in the Spoke's Part A. The following list identifies the specific sections and subsections of the Spoke's Part A under which the information required by Item 5 of Form N-1A may be found; each listed section (except for any information in that section that explicitly relates solely to the series of Equity Managers Trust and/or their investors) is incorporated herein by reference.


Item 5(a)          Management and Administration - Trustees and Officers

---------          ============================================================

Item 5(b)          Management   and   Administration   -   Investment   Manager,
---------          Administrator,  Distributor, and Sub-Adviser;  Management and
                   Administration  -  Expenses;  Other  Information  - Directory

                   ============================================================

Item 5(c)          Management   and   Administration   -   Investment   Manager,
---------          Administrator,       Distributor,       and       Sub-Adviser

                   ============================================================

Item 5(d)          Management   and   Administration   -   Investment   Manager,
---------          Administrator, Distributor, and Sub-Adviser

                   ============================================================

Item 5(e)          Management   and   Administration   -   Investment   Manager,
---------          Administrator,       Distributor,       and       Sub-Adviser

                   ============================================================'

Item 5(f)          Management      and       Administration      -      Expenses
---------
                   ============================================================
Item 5(g)          Management   and   Administration   -   Investment   Manager,
---------          Administrator,       Distributor,       and       Sub-Adviser

                   ============================================================


         At current asset levels, the management fee paid by the Portfolio is 0.85% per annum of average daily net assets. During its 1996 fiscal year, the Portfolio bore total operating expenses of 1.37% of its average daily net assets (after taking into consideration the then investment adviser's expense reimbursement for the period from September 1, 1995 through October 31, 1995).

Item 6.  Capital Stock And Other Securities.
-------  -----------------------------------

         The Trust was organized as a common law trust under the laws of the State of New York. Under the Declaration of Trust, the Trustees are authorized to issue beneficial interests in separate series of the Trust. The Trust currently has one series; the Trust reserves the right to create and issue additional series.

         Investments in the Portfolio have no preemptive or conversion rights and are fully paid and non-assessable. Each investor in the Portfolio is entitled to participate equally in the Portfolio's earnings and assets and to vote in proportion to the amount of its investment in the Portfolio. The Trust is not required and does not currently intend to hold annual meetings of investors, but the Trustees will hold special meetings of investors when, in their judgment, it is necessary or desirable to submit matters to an investor vote. Changes in fundamental policies or limitations will be submitted to investors for approval. Investors have the right to remove one or more Trustees without a meeting by a declaration in writing signed by a specified number of investors.

         As of December 18, 1996, Neuberger & Berman International Fund, a series of Equity Funds, may be deemed to control the Portfolio. However, Equity Funds has undertaken that, with respect to most matters on which the Portfolio seeks a vote of its interestholders, Neuberger & Berman International Fund will seek a vote of its shareholders and will vote its interest in the Portfolio in accordance with their instructions.

         Inquiries by a holder of an interest in the Portfolio should be directed to the Portfolio at the following address: Elizabethan Square, P.O. Box 1984, George Town, Grand Cayman, Cayman Islands, BWI.

         Each investor in the Portfolio will be liable for all obligations of the Portfolio. However, the risk of an investor in the Portfolio incurring financial loss beyond the amount of its investment on account of such liability would be limited to circumstances in which the Portfolio had inadequate insurance and was unable to meet its obligations (including indemnification obligations) out of its assets. Upon liquidation of the Portfolio, investors would be entitled to share pro rata in the net assets of the Portfolio available for distribution to investors.

         Investments in the Portfolio may not be transferred, but an investor may add to or withdraw all or any portion of its investment at any time at the net asset value ("NAV") of such investment. The Portfolio's NAV is determined each day the New York Stock Exchange ("NYSE") is open for trading ("Business Day"). This determination is made as of the close of regular trading on the NYSE, usually 4 p.m. Eastern time ("Valuation Time").

         At the Valuation Time on each Business Day, the value of each investor's beneficial interest in the Portfolio will be determined by multiplying the Portfolio's NAV by the percentage, effective for that day, that represents that investor's share of the aggregate beneficial interests in the Portfolio. Any additions to or withdrawals of those interests which are to be effected on that day will then be effected. Each investor's share of the aggregate beneficial interests in the Portfolio then will be recomputed using the percentage equal to the fraction (1) the numerator of which is the value of the investor's investment in the Portfolio as of the Valuation Time on that day plus or minus, as the case may be, the amount of any additions to or withdrawals from such investment effected on that day and (2) the denominator of which is the Portfolio's aggregate NAV as of the Valuation Time on that day plus or minus, as the case may be, the amount of the net additions to or withdrawals from the aggregate investments in the Portfolio by all investors. The percentages so determined then will be applied to determine the value of each investor's respective interest in the Portfolio as of the Valuation Time on the following Business Day.

         The Portfolio's net income consists of (1) all dividends, accrued interest (including earned discount, both original issue and market discount), and other income, including any net realized gains or losses on the Portfolio's assets, less (2) all actual and accrued expenses of the Portfolio, and amortization of any premium, all as determined in accordance with generally accepted accounting principles. All of the Portfolio's net income is allocated pro rata among the investors in the Portfolio. The Portfolio's net income generally is not distributed to the investors in the Portfolio, except as determined by the Trustees from time to time, but instead is included in the value of the investors' respective beneficial interests in the Portfolio.

         Under the current method of the Portfolio's operations, it is not subject to any income tax. However, each domestic investor in the Portfolio is taxable on its share (as determined in accordance with the Trust's governing instruments and the Internal Revenue Code of 1986, as amended ("Code"), and the regulations promulgated thereunder) of the Portfolio's ordinary income and capital gain. N&B Management intends to continue to manage the Portfolio's assets and income in such a way that an investor in the Portfolio will be able to satisfy the requirements of Subchapter M of the Code, assuming that the investor invests all of its assets in the Portfolio. See Part B for a discussion of the foregoing tax matters and certain other matters.

Item 7.  Purchase Of Securities.
-------  -----------------------

         Beneficial interests in the Portfolio are issued solely in private placement transactions that do not involve any "public offering" within the meaning of Section 4(2) of the 1933 Act. See "General Description of Registrant" above. All investments in the Portfolio are made without a sales load, at the NAV next determined after an order is received by the Portfolio.

         Information on the time and method of valuation of the Portfolio's assets is incorporated herein by reference from the section entitled "Share Prices and Net Asset Value" in the Spoke's Part A.

         The Portfolio's portfolio securities are traded primarily in foreign markets, which may be open on days when the NYSE is closed. As a result, the NAV of the Portfolio may be significantly affected on days when investors therein have no access to the Portfolio.

         There is no minimum initial or subsequent investment in the Portfolio. However, because the Portfolio intends at all times to be as fully invested as is reasonably practicable, investments in the Portfolio must be made in federal funds (I.E., monies credited to the account of the Trust's custodian bank by a Federal Reserve Bank). The Trust reserves the right to cease accepting investments in the Portfolio at any time or to reject any investment order.

         The Trust's placement agent is N&B Management. Its principal business address is 605 Third Avenue, New York, NY 10158-0180. N&B Management receives no compensation for serving as the Trust's placement agent.

Item 8.  Redemption Or Repurchase.
-------  -------------------------

         An investor in the Portfolio may withdraw all or any portion of its investment at the NAV next determined after a withdrawal request in proper form is received by the Portfolio. The proceeds of a withdrawal will be paid by the Portfolio in federal funds normally on the Business Day the withdrawal is effected, but in any event within three business days, except as extensions may be permitted by law.

         The Portfolio reserves the right to pay withdrawals in kind. Unless requested by an investor or deemed by N&B Management to be in the best interests of investors in the Portfolio as a group, the Portfolio will not pay a withdrawal in kind to an investor, except in situations where that investor may pay redemptions in kind.

         Investments in the Portfolio may not be transferred.

         The right of any investor to receive payment with respect to any withdrawal may be suspended, or the payment of the withdrawal proceeds postponed, during any period in which the NYSE is closed (other than weekends or holidays) or trading on the NYSE is restricted or to the extent otherwise permitted by the 1940 Act.

Item 9.  Pending Legal Proceedings.
-------  --------------------------

         Not applicable.

                                     PART B

          Part B of this Registration Statement should be read only in conjunction with Part A. Capitalized terms used in Part B and not otherwise defined herein have the meanings given them in Part A of this Registration Statement.

          Responses to certain Items required to be included in Part B of this Registration Statement are incorporated herein by reference from the Spoke Registration Statement. Part B of the Spoke Registration Statement ("Spoke's Part B") includes the joint statement of additional information of Neuberger & Berman International Fund, a feeder fund that invests in a series of the Registrant, and the other series of Equity Funds, each of which invests in a master fund that is a series of Equity Managers Trust.

Item 10.  Cover Page.
--------  -----------

          Not applicable.

Item 11.  Table of Contents.                                               Page
--------  ------------------                                               ----

         General Information and History.....................................B-1
         Investment Objective and Policies...................................B-1
         Management of the Trust.............................................B-2
         Control Persons and Principal Holders
               of Securities.................................................B-4
         Investment Management and Other Services............................B-4
         Brokerage Allocation and Other Practices............................B-5
         Capital Stock and Other Securities..................................B-5
         Purchase, Redemption and Pricing of
               Securities....................................................B-6
         Tax Status..........................................................B-7
         Underwriters........................................................B-7
         Calculation of Performance Data.....................................B-7
         Financial Statements................................................B-7

Item 12.  General Information and History.
--------  --------------------------------

          Global Managers Trust ("Trust") added the words "Neuberger & Berman" to the name of the International Portfolio on November 17, 1995.

Item 13.  Investment Objective and Policies.
--------  ----------------------------------

          Part A contains basic information about the investment objective, policies and limitations of Neuberger & Berman INTERNATIONAL Portfolio ("Portfolio"), the current series of the Trust. This section supplements the discussion in Part A of the investment objective, policies, and limitations of the Portfolio.

          Information on the fundamental investment limitations and the non-fundamental investment policies and limitations of the Portfolio, the types of securities bought and investment techniques used by the Portfolio, and certain risks attendant thereto, as well as other information on the Portfolio's investment program, is incorporated herein by reference from the section entitled "Investment Information" in the Spoke's Part B (in particular, the introduction thereto and the subsections entitled "Investment Policies and Limitations," "Felix Rovelli, Portfolio Manager of Neuberger & Berman International Portfolio," and "Additional Investment Information"). "Certain Risk Considerations" in the Spoke's Part B is also incorporated herein by reference.

Item 14.  Management of the Trust.
--------  ------------------------

          Information about the Trustees and officers of the Trust, and their roles in management of the Trust and other Neuberger & Berman Funds(R), is incorporated herein by reference from the section entitled "Trustees and Officers" in the Spoke's Part B.

          The following table sets forth information concerning the compensation of the Trustees of the Trust. None of the Neuberger & Berman Funds has any retirement plan for its trustees or officers.

                              TABLE OF COMPENSATION
                          FOR FISCAL YEAR ENDED 8/31/96
                          -----------------------------

                                                                           Total Compensation from the Trusts in
Name and Position                               Aggregate Compensation          the Neuberger & Berman Fund Complex
with the Trust                                   from the Trust                      Paid to Trustees
--------------                               ----------------------        --------------------------------------


Stanley Egener                                          $0                                 $ 0
Chairman of the                                                                (9 other investment companies)
Board, Chief Executive
Officer, and Trustee

Howard A. Mileaf                                        $6,500                             $ 37,000
Trustee                                                                        (4 other investment companies)

John T. Patterson, Jr.                                  $6,500                             $ 40,500
Trustee                                                                        (4 other investment companies)

John P. Rosenthal                                       $6,500                             $36,500
Trustee                                                                        (4 other investment companies)


                                      B-2


Item 15.  Control Persons and Principal Holders of Securities.
--------  ----------------------------------------------------

          As of December 18, 1996, the Portfolio could be deemed to be under the control of Neuberger & Berman International Fund ("Fund"), a series of Equity Funds, which owned nearly 100% of the value of the outstanding interests in the Portfolio. Equity Funds has informed the Trust that, in most cases where the Fund is requested to vote on matters pertaining to the Portfolio, the Fund will solicit proxies from its shareholders and will vote its interest in the Portfolio in proportion to the votes cast by the Fund's shareholders. It is anticipated that any other registered investment company investing in the Portfolio will follow the same or a similar practice. The address of the Fund is 605 Third Avenue, 2nd Floor, New York, New York, 10158-0180.

Item 16.  Investment Management and Other Services.
--------  -----------------------------------------

          Information on the investment management and other services provided for or on behalf of the Portfolio is incorporated herein by reference from the sections entitled "Investment Management and Administration Services," "Trustees and Officers," "Custodian and Transfer Agent," "Independent Auditors/Accountants" and "Legal Counsel" in the Spoke's Part B. The following list identifies the specific sections and subsections in the Spoke's Part B under which the information required by Item 16 of Form N-1A may be found; each listed section (except for any information in that section that explicitly relates solely to the series of Equity Managers Trust and/or their investors) is incorporated herein by reference.

                                          Incorporated by Reference from the
Form N-1A Item No.                        Following Section of Spoke's Part B
------------------                        -----------------------------------

Item 16(a)                                Investment  Management  and
                                          Administration  Services -- Investment
                                          Manager  and   Administrator;   --
                                          Sub-Adviser  and  -- Management and
                                          Control  of N&B Management; Trustees
                                          and Officers

Item 16(b) Investment Management and Administration Services -- Investment Manager and Administrator

Item 16(c)                                Not applicable

Item 16(d)                                Not applicable

Item 16(e)                                Not applicable

Item 16(f)                                Not applicable

Item 16(g)                                Not applicable

                                          Incorporated by Reference from the
Form N-1A Item No.                        Following Section of Spoke's Part B
------------------                        -----------------------------------

Item 16(h)                                Custodian  and Transfer Agent;
                                          Independent Auditors/Accountants

Item 16(i)                                Not applicable

          Prior to November 1, 1995, the Portfolio was advised by BNP-N&B Global Asset Management, L.P. ("BNP-N&B Global") pursuant to an investment advisory agreement with the Trust. N&B Management provided the Portfolio with administrative services pursuant to a separate administration agreement.

          For the fiscal years ended August 31, 1996 and 1995 and the period from June 15, 1994 (commencement of operations) through August 31, 1994, the total management or advisory fees accrued and paid by the Portfolio to N&B Management or BNP-N&B Global under the Management Agreement or the investment advisory agreement then in effect were $327,000, $94,422 and $4,167, respectively.

          During those periods, BNP-N&B Global reimbursed the Portfolio for $48,443 (period from September 1, 1995 through October 31, 1995 only), $290,362 and $70,114, respectively, of expenses pursuant to the expense reimbursement undertaking then in effect.

          For the period from September 1, 1995 through October 31, 1995, the fiscal year ended August 31, 1995, and the period from June 15, 1994 (commencement of operations) through August 31, 1994, the Portfolio accrued and paid to N&B Management administration fees of $16,666, $100,000 and $21,370, respectively, under the administration agreement then in effect for the Portfolio.


Item 17.  Brokerage Allocation and Other Practices.
--------  -----------------------------------------

          A description of the Portfolio's brokerage allocation and other practices is incorporated herein by reference from the section entitled "Portfolio Transactions" in the Spoke's Part B.

Item 18. Capital Stock and Other Securities.
-------- ------------------------------------

          Each investor in the Portfolio is entitled to vote in proportion to the amount of its investment therein. Investors in the Portfolio and other series of the Trust, if any, will vote together in certain circumstances (E.G., election of the Trustees and ratification of the selection of auditors, as provided by the 1940 Act and the rules thereunder). One or more series of the Trust could control the outcome of these votes. Investors do not have cumulative voting rights, and investors holding more than 50% of the aggregate beneficial interests in the Trust or in the Portfolio, as the case may be, may control the outcome of votes. The Trust is not required and does not currently intend to hold annual meetings of investors, but the Trust will hold special meetings of investors when (1) a majority of the Trustees determines to do so or (2) investors holding at least 10% of the interests in the Trust (or the Portfolio) request in writing a meeting of investors in the Trust (or the Portfolio).

          The Trust, with respect to the Portfolio, may enter into a merger or consolidation or sell all or substantially all of its assets, if approved by the lesser of (1) 67% of the total units of beneficial interest of the Portfolio represented at a meeting at which more than 50% of the outstanding units of beneficial interest of the Portfolio are represented or (2) a majority of the outstanding units of beneficial interest of the Portfolio. The Portfolio may be terminated (1) upon liquidation and distribution of its assets, if approved by the vote of at least two-thirds of its investors, or (2) by the Trustees on written notice to the Portfolio's investors.

          The Trust is organized as a trust under the laws of the State of New York. Investors in the Portfolio will be held personally liable for the Portfolio's obligations and liabilities, subject, however, to indemnification by the Trust in the event that there is imposed upon an investor a greater portion of the liabilities and obligations of the Portfolio than its proportionate beneficial interest in the Portfolio. The Declaration of Trust provides that, subject to the provisions of the 1940 Act, the Trust may maintain insurance (for example, fidelity bonding and errors and omissions insurance) for the protection of the Portfolio, investors, Trustees, officers, employees, and agents in such amount as the Trustees deem adequate to cover possible tort and other liabilities. Thus, the risk of an investor incurring financial loss beyond the amount of its investment on account of such liability is limited to circumstances in which the Portfolio had inadequate insurance and was unable to meet its obligations out of its assets.

          The Declaration of Trust further provides that obligations of the Portfolio are not binding upon the Trustees individually but only upon the property of the Portfolio and that the Trustees will not be liable for any action or failure to act. The Declaration of Trust, however, does not protect a Trustee against any liability to which he or she would otherwise be subject by reason of willful misfeasance, bad faith, gross negligence, or reckless disregard of his or her duties.

          Upon liquidation or dissolution of the Portfolio, the investors therein would be entitled to share pro rata in its net assets available for distribution to investors.

Item 19.  Purchase, Redemption and Pricing of Securities.
--------  -----------------------------------------------

          Beneficial interests in the Portfolio are issued solely in private placement transactions that do not involve any "public offering" within the meaning of Section 4(2) of the 1933 Act. See Items 4, 7, and 8 in Part A.

Item 20.  Tax Status.
--------  -----------

          Information on the taxation of the Portfolio is incorporated herein by reference from the section entitled "Additional Tax Information -- Taxation of the Portfolios" in the Spoke's Part B, substituting for "Fund" whenever used therein either "investor in the Portfolio" or "RIC investor" (I.E., an investor in the Portfolio that intends to qualify as a regulated investment company ("RIC") for federal income tax purposes), as the context requires.

Item 21. Underwriters.
----------------------

          N&B Management, 605 Third Avenue, New York, NY 10158-0180, a New York corporation that is the Portfolio's investment manager, serves as the Trust's placement agent. N&B Management receives no compensation for such placement agent services. Beneficial interests in the Portfolio are issued continuously.

Item 22.  Calculation Of Performance Data.
--------  --------------------------------

          Not Applicable.

Item 23.  Financial Statements.
--------  ---------------------

          Audited financial statements for the Portfolio for the fiscal year ended August 31, 1996, and the report of Ernst & Young, independent auditors, with respect to such audited financial statements are incorporated herein by reference from the Annual Report to Shareholders of Neuberger & Berman Equity Funds for the fiscal year ended August 31, 1996, File Nos. 2-11357 and 811-582, EDGAR Accession No. 0000898432-96-000459.

                                                                      Appendix A

                              RATINGS OF SECURITIES


          A description of corporate bond and commercial paper ratings is incorporated herein by reference from "Appendix A -- Ratings of Securities" in the Spoke's Part B.

                              GLOBAL MANAGERS TRUST

                                     PART C

                                OTHER INFORMATION

ITEM 24.  FINANCIAL STATEMENTS AND EXHIBITS

(a)      Financial Statements

         Audited financial statements for Neuberger & Berman International Portfolio are incorporated into Part B by reference to the Annual Report to Shareholders of Neuberger & Berman Equity Funds for the period ended August 31, 1996, File Nos. 2-11357 and 811-582, Edgar Accession No.0000898432-96-000459.

(b)      Exhibits:

                  Exhibit
                  Number                        Description
                  ------                        -----------

                  (1)               (a)     Declaration of Trust of Global Managers Trust.
                                            Incorporated by Reference to Amendment No. 2 to
                                            Registrant's Registration Statement, File
                                            No. 811-8422, Edgar Accession No. 0000898432-95-
                                            000444.

                                    (b)     Schedule A - Current Series of Global Managers
                                            Trust.  Incorporated by Reference to Amendment
                                            No. 2 to Registrant's Registration Statement,
                                            File No. 811-8422, Edgar Accession No.
                                            0000898432-95-000444.

                  (2)               (a)     By-laws of Global Managers Trust.  Filed
                                            Herewith.

                                    (b)     Amendment to By-laws of Global Managers Trust.
                                            Filed Herewith.

                  (3)               Voting Trust Agreement.  None.

                  (4)               (a)     Declaration of Trust of Global Managers Trust,
                                            Articles V-IX.  Incorporated by Reference to
                                            Amendment No. 2 to Registrant's Registration
                                            Statement, File No. 811-8422, Edgar Accession
                                            No. 0000898432-95-000444.

                                    (b)     By-laws of Global Managers Trust, Articles V,
                                            VI, and VIII.  Filed Herewith.

                  (5)               (a)     (i)      Management Agreement between Global
                                                     Managers Trust and Neuberger & Berman
                                                     Management Incorporated.  Incorporated by
                                                     Reference to Post-Effective Amendment
                                                     No. 74 to Registration Statement of
                                                     Neuberger & Berman Equity Funds, File Nos.
                                                     2-11357 and 811-582, EDGAR Accession No.
                                                     0000898432-95-000426.

                                            (ii)     Schedule A - Series of Global Managers
                                                     Trust Currently Subject to the Management

                                       C-1





                                                     Agreement.  Incorporated by Reference to
                                                     Post-Effective Amendment No. 74 to
                                                     Registration Statement of Neuberger &
                                                     Berman Equity Funds, File Nos. 2-11357 and
                                                     811-582, EDGAR Accession No. 0000898432-
                                                     95-000426.

                                            (iii)    Schedule B - Schedule of Compensation
                                                     Under the Management Agreement.
                                                     Incorporated by Reference to Post-
                                                     Effective Amendment No. 74 to Registration
                                                     Statement of Neuberger & Berman Equity
                                                     Funds, File Nos. 2-11357 and 811-582,
                                                     EDGAR Accession No. 0000898432-95-000426.

                                    (b)     (i)      Sub-Advisory Agreement between Neuberger &
                                                     Berman Management Incorporated and
                                                     Neuberger & Berman, L.P.  Incorporated by
                                                     Reference to Post-Effective Amendment
                                                     No. 74 to Registration Statement of
                                                     Neuberger & Berman Equity Funds, File Nos.
                                                     2-11357 and 811-582, EDGAR Accession No.
                                                     0000898432-95-000426.

                                            (ii)     Schedule A - Series of Global Managers
                                                     Trust Currently Subject to Sub-Advisory
                                                     Agreement.  Incorporated by Reference to
                                                     Post-Effective Amendment No. 74 to
                                                     Registration Statement of Neuberger &
                                                     Berman Equity Funds, File Nos. 2-11357 and
                                                     811-582, EDGAR Accession No. 0000898432-
                                                     95-000426.

                                            (iii)    Substitution Agreement among Neuberger &
                                                     Berman Management Incorporated, Global
                                                     Managers Trust, Neuberger & Berman, L.P.
                                                     and Neuberger & Berman, LLC.  Incorporated
                                                     by Reference to the substantially similar
                                                     agreement filed in Amendment No. 7 to the
                                                     Registration Statement of Equity Managers
                                                     Trust, File No. 811-7910, Edgar Accession
                                                     No. 0000898432-96-000557 (the documents
                                                     differ only with respect to the date of
                                                     and the master fund party to the sub-
                                                     advisory agreement under which
                                                     substitution is sought and the name of the
                                                     executing master fund).

                  (6)               Distribution Agreement.  None.

                  (7)               Bonus, Profit Sharing or Pension Plans.  None.

                  (8)               (a)     Custodian Contract between Global Managers Trust
                                            and State Street Bank and Trust Company.  Filed
                                            Herewith.

                                    (b)     Schedule A - Approved Foreign Banking
                                            Institutions and Securities Depositories under
                                            the Custodian Contract.  Filed Herewith.


                                       C-2





                                    (c)     Schedule of Compensation under the Custodian
                                            Contract.  Filed Herewith.

                  (9)               (a)     Administrative Services, Fund Accounting, and
                                            Transfer Agency Agreement between Global
                                            Managers Trust and State Street Cayman Trust
                                            Company Ltd.  Filed Herewith.

                                    (b)     Schedule of Compensation under the
                                            Administrative Services, Fund Accounting and
                                            Transfer Agency Agreement.  Filed Herewith.

                  (10)              Opinion and Consent of Kirkpatrick & Lockhart LLP on
                                    Securities Matters.  None.

                  (11)              Opinions, Appraisals, Rulings and Consents.  None.

                  (12)              Financial Statements Omitted from Prospectus.  None.

                  (13)              Letter of Investment Intent.  None.

                  (14)              Prototype Retirement Plan.  None.

                  (15)              Plan Pursuant to Rule 12b-1.  None.

                  (16)              Schedule of Computation of Performance Quotations.
                                    None.

                  (17)              Financial Data Schedule.  Filed Herewith.

                  (18)              Plan Pursuant to Rule 18f-3. None.


Item 25.  Persons Controlled By Or Under Common Control With Registrant.
--------  --------------------------------------------------------------

         No person is controlled by or under common control with the Registrant.

Item 26.  Number Of Holders Of Securities.
--------  --------------------------------

         The following information is given as of December 18, 1996.


                                                                Number of
         Title Of Class                                      Record Holders
         --------------                                      --------------

         International Portfolio                                   3


Item 27.  Indemnification.
--------  ----------------

         A New York trust may provide in its governing instrument for indemnification of its officers and trustees from and against all claims and demands whatsoever. Article V, Section 5.4 of the Declaration of Trust provides that the Registrant shall indemnify, to the fullest extent permitted by law (including the Investment Company Act of 1940, as amended (the "1940 Act")), each trustee, officer, employee, agent or independent contractor (except in the case of an agent or independent contractor to the extent expressly provided by written contract) of the Registrant (including any individual, corporation, partnership, trust, association, joint venture or other entities, whether or not legal entities, and governments and agencies and political subdivision thereof ("Person"), who serves at the Registrant's request as a director, officer or trustee of another organization in which the Registrant has any interest as a shareholder, creditor or otherwise) against all liabilities and expenses (including amounts paid in satisfaction of judgments, in compromise, as fines and penalties, and as counsel fees) reasonably incurred by such Person in connection with the defense or disposition of any action, suit or other proceeding, whether civil or criminal, in which such Person may be involved or with which such Person may be threatened, while in office or thereafter, by reason of such Person being or having been such a trustee, officer, employee, agent or independent contractor, except with respect to any matter as to which such Person shall have been adjudicated to have acted in bad faith, willful misfeasance, gross negligence or reckless disregard of such Person's duties, such liabilities and expenses being liabilities only of the series out of which such claim for indemnification arises; provided, however, that as to any matter disposed of by a compromise payment by such Person, pursuant to a consent decree or otherwise, no indemnification either for such payment or for any other expenses shall be provided unless there has been a determination that such Person did not engage in willful misfeasance, bad faith, gross negligence or reckless disregard of the duties involved in the conduct of such Person's office: (i) by the court or other body approving the settlement or other disposition; or (ii) based upon a review of readily available facts (as opposed to a full trial-type inquiry), by written opinion from independent legal counsel approved by the trustees; or (iii) by a majority of the trustees who are neither "interested persons" (as defined in the 1940 Act) of the Registrant nor parties to the matter, based upon a review of readily available facts (as opposed to a full trial-type inquiry). The rights accruing to any Person under these provisions shall not exclude any other right to which such Person may be lawfully entitled; provided that no Person may satisfy any right of indemnity or reimbursement granted in the Registrant's Declaration of Trust or to which such Person may be otherwise entitled except out of the Trust Property (as defined in the Declaration of Trust). The rights of indemnification provided herein may be insured against by policies maintained by the Registrant. The trustees may make advance payments in connection with this indemnification, provided that the indemnified Person shall have given a written undertaking to reimburse the Registrant in the event it is subsequently determined that such Person is not entitled to such indemnification, and provided further that either: (i) such Person shall have provided appropriate security for such undertaking; or (ii) the Registrant is insured against losses arising out of any such advance payments; or (iii) either a majority of the trustees who are neither "interested persons" (as defined in the 1940 Act) of the Registrant nor parties to the matter, or independent legal counsel in a written opinion, shall have determined, based upon a review of readily available facts (as opposed to a trial-type inquiry or full investigation), that there is reason to believe that such Person will not be disqualified from indemnification.

         Pursuant to Article V Section 5.1 of the Registrant's Declaration of Trust, each holder of an interest in a series of the Registrant shall be jointly and severally liable with every other holder of an interest in that series (with rights of contribution INTER SE in proportion to their respective interests in the series) for the liabilities and obligations of that series (and of no other series) in the event that the Registrant fails to satisfy such liabilities and obligations from the assets of that series; provided, however, that, to the extent assets of that series are available, the Registrant shall indemnify and hold each holder harmless from and against any claim or liability to which such holder may become subject by reason of being or having been a holder of an interest in that series to the extent that such claim or liability imposes on the Holder an obligation or liability which, when compared to the obligations and liabilities imposed on other holders of interests in that series, is greater than such holder's interest (proportionate share), and shall reimburse such holder for all legal and other expenses reasonably incurred by such holder in connection with any such claim or liability. The rights accruing to a holder under the Registrant's Declaration of Trust shall not exclude any other right to which such holder may be lawfully entitled, nor shall anything contained herein restrict the right of the Registrant to indemnify or reimburse a holder in any appropriate situation even though not specifically provided herein. Notwithstanding the indemnification procedure described above, it is intended that each holder of an interest in a series shall remain jointly and severally liable to the creditors of that series as a legal matter. The liabilities of a particular series and the right to indemnification granted hereunder to holders of interests in such series shall not be enforceable against any other series or holders of interests in any other series.

         Section 9 of the Management Agreement between the Registrant and Neuberger & Berman Management Incorporated ("N&B Management") provides that neither N&B Management nor any director, officer or employee of N&B Management performing services for the series of the Registrant at the direction or request of N&B Management in connection with N&B Management's discharge of its obligations under the agreement shall be liable for any error of judgment or mistake of law or for any loss suffered by a series in connection with any matter to which the agreement relates; provided, that nothing in the agreement shall be construed (i) to protect N&B Management against any liability to the Registrant or any series thereof or its holders to which N&B Management would otherwise be subject by reason of willful misfeasance, bad faith, or gross negligence in the performance of N&B Management's duties, or by reason of N&B Management's reckless disregard of its obligations and duties under the agreement, or (ii) to protect any director, officer or employee of N&B Management who is or was a trustee or officer of the Registrant against any liability to the Registrant or any series thereof or its interest holders to which such person would otherwise be subject by reason of willful misfeasance, bad faith, gross negligence or reckless disregard of the duties involved in the conduct of such person's office with the Registrant.

         Section 1 of the Sub-Advisory Agreement between the Registrant and Neuberger & Berman, LLC ("Sub-Adviser") provides that in the absence of willful misfeasance, bad faith or gross negligence in the performance of its duties, or of reckless disregard of its duties and obligations under the agreement, the Sub-Adviser will not be subject to liability for any act or omission or any loss suffered by any series of the Registrant or its security holders in connection with the matters to which the agreement relates.

         Insofar as indemnification for liabilities arising under the Securities Act of 1933, as amended (the "1933 Act"), may be permitted to trustees, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission, such indemnification is against public policy as expressed in the 1933 Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a trustee, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such trustee, officer or controlling person, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the 1933 Act and will be governed by the final adjudication of such issue.

Item 28.  Business And Other Connections Of Investment Manager And Sub-Adviser.
--------  ---------------------------------------------------------------------

         Information  as  to  any  other  business,   profession,   vocation  or
employment  of a  substantial  nature in which each  director  or officer of N&B

Management and each principal of the Sub-Adviser is, or at any time during the past two years has been, engaged for his or her own account or in the capacity of director, officer, employee, partner or trustee is incorporated herein by reference from Item 28 in Part C of Post-Effective Amendment No. 76 to the Registration Statement on Form N-1A of Neuberger & Berman Equity Funds (1940 Act File No. 811-582, EDGAR Accession No. 0000898432-96-000525), as filed with the Securities and Exchange Commission on December 5, 1996.

Item 29.  Principal Underwriters.
--------  -----------------------

         Not applicable.

Item 30.  Location Of Accounts And Records.
--------  ---------------------------------

         All accounts,  books and other  documents  required to be maintained by
Section 31(a) of the 1940 Act and the rules promulgated thereunder with respect to the Registrant are maintained at the offices of State Street Cayman Trust Company, Ltd., Elizabethan Square, P.O. Box 1984, George Town, Grand Cayman, Cayman Islands, BWI.

Item 31.  Management Services.
--------  --------------------

         Other than as set forth in Parts A and B of this Registration Statement, the Registrant is not a party to any management-related service contract.

Item 32.  Undertakings.
--------  -------------

         None.

                                   SIGNATURES


         Pursuant to the requirements of the Investment Company Act of 1940, as amended, the Registrant has duly caused Amendment No. 3 to its Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, at Grand Cayman, British West Indies, on the 15th day of November, 1996.

                                             GLOBAL MANAGERS TRUST


                                             By  /S/ Stanley Egener
                                                 ------------------------------
                                                 Stanley Egener
                                                 Chairman Of The Board, Chief
                                                 Executive Officer, And Trustee

                              GLOBAL MANAGERS TRUST
                       REGISTRATION STATEMENT ON FORM N-1A

                                INDEX TO EXHIBITS



Exhibit                                                                                                Sequentially
Number                                               Description                                       Numbered Page
------                                               -----------                                       -------------


   (1)                (a)      Declaration of Trust of Global Managers                                     N.A.
                               Trust.  Incorporated by Reference to
                               Amendment No. 2 to Registrant's
                               Registration Statement, File No. 811-8422,
                               Edgar Accession No. 0000898432-95-000444.

                      (b)      Schedule A - Current Series of Global                                       N.A.
                               Managers Trust.  Incorporated by Reference
                               to Amendment No. 2 to Registrant's
                               Registration Statement, File No. 811-8422,
                               Edgar Accession No. 0000898432-95-000444.

   (2)                (a)      By-laws of Global Managers Trust.  Filed                                    N.A.
                               Herewith.

                      (b)      Amendment to By-laws of Global Managers
                               Trust.  Filed Herewith.

   (3)                Voting Trust Agreement.  None.                                                       N.A.

   (4)                (a)      Declaration of Trust of Global Managers                                     N.A.
                               Trust, Articles V-IX.  Incorporated by
                               Reference to Amendment No. 2 to
                               Registrant's Registration Statement, File
                               No. 811-8422, Edgar Accession No.
                               0000898432-95-000444.

                      (b)      By-laws of Global Managers Trust, Articles
                               V, VI, and VIII.  Filed Herewith.

   (5)                (a)      (i)      Management Agreement between Global                                N.A.
                                        Managers Trust and Neuberger &
                                        Berman Management Incorporated.
                                        Incorporated by Reference to Post-
                                        Effective Amendment No. 74 to
                                        Registration Statement of Neuberger
                                        & Berman Equity Funds, File Nos. 2-
                                        11357 and 811-582, EDGAR Accession
                                        No. 0000898432-95-000426.









                               (ii)     Schedule A - Series of Global                                       N.A.
                                        Managers Trust Currently Subject to
                                        the Management Agreement.
                                        Incorporated by Reference to Post-
                                        Effective Amendment No. 74 to
                                        Registration Statement of Neuberger
                                        & Berman Equity Funds, File Nos. 2-
                                        11357 and 811-582, EDGAR Accession
                                        No. 0000898432-95-000426.

                               (iii)    Schedule B - Schedule of                                           N.A.
                                        Compensation Under the Management
                                        Agreement.  Incorporated by
                                        Reference to Post-Effective
                                        Amendment No. 74 to Registration
                                        Statement of Neuberger & Berman
                                        Equity Funds, File Nos. 2-11357 and
                                        811-582, EDGAR Accession No.
                                        0000898432-95-000426.

                      (b)      (i)      Sub-Advisory Agreement between                                     N.A.
                                        Neuberger and Berman Management
                                        Incorporated and Neuberger & Berman,
                                        L.P. Incorporated by Reference to
                                        Post-Effective Amendment No. 74 to
                                        Registration Statement of Neuberger
                                        & Berman Equity Funds, File Nos. 2-
                                        11357 and 811-582, EDGAR Accession
                                        No. 0000898432-95-000426.

                               (ii)     Schedule A - Series of Global                                      N.A.
                                        Managers Trust Currently Subject to
                                        the Sub-Advisory Agreement.
                                        Incorporated by Reference to Post-
                                        Effective Amendment No. 74 to
                                        Registration Statement of Neuberger
                                        & Berman Equity Funds, File Nos. 2-
                                        11357 and 811-582, EDGAR Accession
                                        No. 0000898432-95-000426.

                               (iii)    Substitution Agreement among
                                        Neuberger & Berman Management
                                        Incorporated, Global Managers Trust,
                                        Neuberger & Berman, L.P. and
                                        Neuberger & Berman, LLC.
                                        Incorporated by Reference to the
                                        substantially similar agreement
                                        filed in Amendment No. 7 to the
                                        Registration Statement of Equity
                                        Managers Trust, File No. 811-7910,
                                        Edgar Accession No. 0000898432-96-
                                        000557 (the documents differ only
                                        with respect to the date of and the
                                        master fund party to the sub-
                                        advisory agreement under which
                                        substitution is sought and the name
                                        of the executing master fund).









   (6)                Distribution Agreement.  None.                                                       N.A.

   (7)                Bonus, Profit Sharing or Pension Plans.  None.                                       N.A.

   (8)                (a)   Custodian Contract between Global Managers                                     N.A.
                            Trust and State Street Bank and Trust
                            Company.  Filed Herewith.

                      (b)   Schedule A - Approved Foreign Banking
                            Institutions and Securities Depositories under the Custodian Contract. Filed
                            Herewith.

                      (c)   Schedule of Compensation under the
                            Custodian Contract.  Filed Herewith.


   (9)                (a)      Administrative Services, Fund Accounting,                                   N.A.
                               and Transfer Agency Agreement between
                               Global Managers Trust and State Street
                               Cayman Trust Company Ltd.  Filed Herewith.


                      (b)      Schedule of Compensation under the
                               Administrative Services, Fund Accounting,
                               and Transfer Agency Agreement.  Filed
                               Herewith.                                                                   ____


   (10)               Opinion and Consent of Kirkpatrick & Lockhart                                        N.A.
                      LLP on Securities Matters.  None.

   (11)               Opinions, Appraisals, Rulings and Consents:                                          N.A.
                      Consent of Independent Auditors.  None.

   (12)               Financial Statements Omitted from Prospectus.                                        N.A.
                      None.

   (13)               Letter of Investment Intent.  None.                                                  N.A.

   (14)               Prototype Retirement Plan.  None.                                                    N.A.

   (15)               Plan Pursuant to Rule 12b-1.  None.                                                  N.A.

   (16)               Schedule of Computation of Performance                                               N.A.
                      Quotations.  None.

   (17)               Financial Data Schedule.  Filed Herewith.                                            ____

   (18)               Plan Pursuant to Rule 18f-3.  None.                                                  N.A.
